Exhibit 99.1

The Bancorp, Inc. Reports Second Quarter 2019 Financial Results

Wilmington, DE – July 25, 2019 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the second quarter of 2019.

Highlights

•
Reported earnings per share for the quarter ended June 30, 2019 were $0.20, compared to $0.11 for the quarter ended June 30, 2018, an increase of 82%. Adjusted diluted earnings per share increased to $0.21 for the quarter ended June 30, 2019, after consideration of the $0.01 impact of a $908,000 lease termination expense, which will yield $2.2 million of future savings.

•	Net income increased to $11.4 million for the quarter ended June 30, 2019, compared to $6.1 million for the quarter ended June 30, 2018, an increase of 85%.

•	Net interest margin increased to 3.41% for the quarter ended June 30, 2019, compared to 3.11% for the quarter ended June 30, 2018.

•	Net interest income increased 17% to $34.5 million for the quarter ended June 30, 2019, compared to $29.5 million for the quarter ended June 30, 2018.

•	Average loans and leases, including loans held for sale, increased 21% to $2.23 billion for the quarter ended June 30, 2019, compared to $1.85 billion for the quarter ended June 30, 2018.

•	Prepaid card and related fees increased 13% to $15.8 million for the quarter ended June 30, 2019, compared to $14.1 million for the quarter ended June 30, 2018.

•	ACH (Automated Clearing House), card and other payment processing fees increased 18%, to $2.5 million for the quarter ended June 30, 2019, compared to $2.1 million for the quarter ended June 30, 2018.

•	Small Business Administration (“SBA”) loans, including those held-for-sale, increased 18% to $516 million at June 30, 2019, compared to $439 million at June 30, 2018.

•	Linked quarter loan growth for SBA, security backed lines of credit (SBLOC) and leasing, respectively, was 5%, 6% and 6%; or 19%, 23% and 24% on an annualized basis.

•
The rate on $3.9 billion of average deposits and interest-bearing liabilities in the second quarter of 2019 was 0.96%.  Average prepaid card deposits of $2.5 billion for second quarter 2019, reflected an increase of 17% over the average of $2.1 billion for the quarter ended June 30, 2018.

•	Consolidated leverage ratio was 10.04% at June 30, 2019. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

•	Book value per common share at June 30, 2019 was $8.07 per share from $5.91 a year earlier, an increase of 37%.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “Revenue momentum was broad based in the second quarter, equally distributed between fee and net interest income growth.  These trends and our underlying pipelines suggest continued improvement in our earnings outlook.”

The Bancorp reported net income of $11.4 million, or $0.20 income per diluted share, for the quarter ended June 30, 2019, compared to net income of $6.1 million, or $0.11 income per diluted share, for the quarter ended June 30, 2018.  Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 10.04%, 20.57%, 21.03% and 20.57%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, July 26, 2019 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 1391725.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, August 2, 2019 by dialing 855.859.2056, access code 1391725.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
Condensed income statement	2019	2018	2019	2018
	(dollars in thousands except per share data)

Net interest income	$34,539	$29,534	$68,549	$59,608
Provision for loan and lease losses	600	900	2,300	1,600
Non-interest income
Service fees on deposit accounts	14	1,646	61	3,222
ACH, card and other payment processing fees	2,521	2,142	4,824	3,994
Prepaid card and related fees	15,840	14,073	32,003	28,355
Net realized and unrealized gains (losses) on commercial
loans originated for sale	(148)	(454)	10,615	11,275
Change in value of investment in unconsolidated entity	-	(1,732)	-	(2,903)
Leasing income	1,027	1,108	1,722	1,595
Affinity fees	-	85	-	187
Other non-interest income	495	172	889	410
Total non-interest income	19,749	17,040	50,114	46,135
Non-interest expense
Salaries and employee benefits	21,826	18,897	45,666	39,970
Data processing expense	1,223	1,356	2,492	3,361
Legal expense	1,534	1,770	2,858	4,201
FDIC Insurance	2,095	2,929	4,024	5,148
Software	3,060	2,995	5,981	6,286
Civil money penalty	-	-	-	(290)
Lease termination expense	908	395	908	395
Other non-interest expense	8,873	8,968	16,819	17,288
Total non-interest expense	39,519	37,310	78,748	76,359
Income from continuing operations before income taxes	14,169	8,364	37,615	27,784
Income tax expense	3,575	2,209	9,610	7,608
Net income from continuing operations	10,594	6,155	28,005	20,176
Discontinued operations
Income (loss) from discontinued operations before income taxes	919	(50)	1,724	106
Income tax expense (benefit)	163	(36)	449	1
Net income (loss) from discontinued operations, net of tax	756	(14)	1,275	105
Net income	$11,350	$6,141	$29,280	$20,281

Net income per share from continuing operations - basic	$0.19	$0.11	$0.50	$0.36
Net income per share from discontinued operations - basic	$0.01	$-	$0.02	$-
Net income per share - basic	$0.20	$0.11	$0.52	$0.36

Net income per share from continuing operations - diluted	$0.19	$0.11	$0.49	$0.36
Net income per share from discontinued operations - diluted	$0.01	$-	$0.02	$-
Net income per share - diluted	$0.20	$0.11	$0.51	$0.36
Weighted average shares - basic	56,702,182	56,340,816	56,612,596	56,241,873
Weighted average shares - diluted	57,197,433	57,141,219	57,031,206	57,083,297

Balance sheet	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$27,450	$11,678	$2,440	$3,052
Interest earning deposits at Federal Reserve Bank	284,823	714,514	551,862	373,782
Securities sold under agreements to resell	-	-	-	64,216
Total cash and cash equivalents	312,273	726,192	554,302	441,050

Investment securities, available-for-sale, at fair value	1,361,779	1,368,602	1,236,324	1,305,494
Investment securities, held-to-maturity	84,414	84,428	84,432	86,354
Commercial loans held for sale, at fair value	934,452	570,426	688,471	447,997
Loans, net of deferred fees and costs	1,561,451	1,510,395	1,501,976	1,503,828
Allowance for loan and lease losses	(9,989)	(9,954)	(8,653)	(8,014)
Loans, net	1,551,462	1,500,441	1,493,323	1,495,814
Federal Home Loan Bank & Atlantic Community Bancshares stock	6,342	1,113	1,113	1,113
Premises and equipment, net	17,380	18,056	18,895	18,275
Accrued interest receivable	14,567	13,907	12,753	11,810
Intangible assets, net	3,081	3,463	3,846	4,612
Other real estate owned	-	-	-	405
Deferred tax asset, net	14,574	18,423	21,622	39,779
Investment in unconsolidated entity	58,012	58,258	59,273	67,994
Assets held for sale from discontinued operations	169,109	188,025	197,831	241,694
Other assets	76,123	75,642	65,726	59,483
Total assets	$4,603,568	$4,626,976	$4,437,911	$4,221,874

Liabilities:
Deposits
Demand and interest checking	$3,964,905	$3,993,828	$3,904,638	$3,287,682
Savings and money market	26,841	31,470	31,076	511,598
Total deposits	3,991,746	4,025,298	3,935,714	3,799,280

Securities sold under agreements to repurchase	93	93	93	161
Short-term borrowings	45,000	-	-	-
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	41,334	41,499	41,674	42,000
Other liabilities	53,862	111,905	40,253	34,485
Total liabilities	$4,145,436	$4,192,196	$4,031,135	$3,889,327

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,874,956 and 56,410,525 shares issued and outstanding at June 30, 2019 and 2018, respectively	56,875	56,568	56,446	56,411
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	368,771	367,483	366,181	364,460
Accumulated earnings (deficit)	28,463	17,113	(817)	(69,213)
Accumulated other comprehensive income (loss)	4,889	(5,518)	(14,168)	(18,245)
Total shareholders' equity	458,132	434,780	406,776	332,547

Total liabilities and shareholders' equity	$4,603,568	$4,626,976	$4,437,911	$4,221,874

Average balance sheet and net interest income	Three months ended June 30, 2019			Three months ended June 30, 2018
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$2,216,935	$29,737	5.37%	$1,828,398	$21,704	4.75%
Leases - bank qualified*	15,446	268	6.94%	20,214	337	6.67%
Investment securities-taxable	1,443,671	11,634	3.22%	1,435,598	10,770	3.00%
Investment securities-nontaxable*	6,610	54	3.27%	8,702	63	2.90%
Interest earning deposits at Federal Reserve Bank	420,153	2,455	2.34%	458,695	2,095	1.83%
Federal funds sold and securities purchased under agreement to resell	-	-	-	64,300	475	2.95%
Net interest earning assets	4,102,815	44,148	4.30%	3,815,907	35,444	3.72%

Allowance for loan and lease losses	(9,963)			(7,168)
Loans held for sale from discontinued operations	154,057	1,659	4.31%	281,476	2,066	2.94%
Other assets	283,036			212,397
	$4,529,945			$4,302,612

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,847,623	$8,783	0.91%	$3,439,265	$5,022	0.58%
Savings and money market	26,497	40	0.60%	502,783	617	0.49%
Total deposits	3,874,120	8,823	0.91%	3,942,048	5,639	0.57%

Short-term borrowings	80,242	526	2.62%	1,648	9	2.18%
Securities sold under agreements to repurchase	92	-	0.00%	171	-	0.00%
Subordinated debentures	13,401	192	5.73%	13,401	178	5.31%
Total deposits and liabilities	3,967,855	9,541	0.96%	3,957,268	5,826	0.59%

Other liabilities	115,634			14,124
Total liabilities	4,083,489			3,971,392

Shareholders' equity	446,456			331,220
	$4,529,945			$4,302,612
Net interest income on tax equivalent basis*		$36,266			$31,684

Tax equivalent adjustment		68			84

Net interest income		$36,198			$31,600
Net interest margin *			3.41%			3.11%

* Full taxable equivalent basis, using a statutory rate of 21% for 2019 and 2018.
** Includes loans held for sale.

Average balance sheet and net interest income	Six months ended June 30, 2019			Six months ended June 30, 2018
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$2,241,746	$59,898	5.34%	$1,887,511	$44,743	4.74%
Leases - bank qualified*	16,613	695	8.37%	20,623	671	6.51%
Investment securities-taxable	1,374,019	22,164	3.23%	1,405,749	20,469	2.91%
Investment securities-nontaxable*	7,075	114	3.22%	9,294	138	2.97%
Interest earning deposits at Federal Reserve Bank	421,580	4,957	2.35%	480,343	3,927	1.64%
Federal funds sold and securities purchased under agreement to resell	-	-	-	64,258	889	2.77%
Net interest earning assets	4,061,033	87,828	4.33%	3,867,778	70,837	3.66%

Allowance for loan and lease losses	(9,305)			(7,076)
Loans held for sale from discontinued operations	163,874	3,684	4.50%	288,050	4,593	3.19%
Other assets	272,922			199,981
	$4,488,524			$4,348,733

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,838,868	$17,616	0.92%	$3,487,205	$9,323	0.53%
Savings and money market	28,931	77	0.53%	495,124	1,285	0.52%
Total deposits	3,867,799	17,693	0.91%	3,982,329	10,608	0.53%

Short-term borrowings	77,330	1,029	2.66%	13,182	113	1.71%
Securities sold under agreements to repurchase	91	-	0.00%	188	-	0.00%
Subordinated debentures	13,401	387	5.78%	13,401	338	5.04%
Total deposits and liabilities	3,958,621	19,109	0.97%	4,009,100	11,059	0.55%

Other liabilities	97,449			11,285
Total liabilities	4,056,070			4,020,385

Shareholders' equity	432,454			328,348
	$4,488,524			$4,348,733
Net interest income on tax equivalent basis*		$72,403			$64,371

Tax equivalent adjustment		170			170

Net interest income		$72,233			$64,201
Net interest margin *			3.43%			3.11%

* Full taxable equivalent basis, using a statutory rate of 21% for 2019 and 2018.
** Includes loans held for sale.

Allowance for loan and lease losses:	Six months ended		Year ended
	June 30,	June 30,	December 31,
	2019	2018	2018
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$8,653	$7,096	$7,096

Loans charged-off:
SBA non-real estate	893	388	1,348
SBA commercial mortgage	-	157	157
Direct lease financing	185	244	637
Other consumer loans	2	15	21
Total	1,080	804	2,163

Recoveries:
SBA non-real estate	100	47	57
SBA commercial mortgage	-	11	13
Direct lease financing	16	64	64
Other consumer loans	-	-	1
Total	116	122	135
Net charge-offs	964	682	2,028
Provision charged to operations	2,300	1,600	3,585

Balance in allowance for loan and lease losses at end of period	$9,989	$8,014	$8,653
Net charge-offs/average loans	0.04%	0.04%	0.10%
Net charge-offs/average loans (annualized)	0.09%	0.07%	0.10%
Net charge-offs/average assets	0.02%	0.02%	0.05%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
	(in thousands)

SBA non-real estate	$75,475	$76,112	$76,340	$75,141
SBA commercial mortgage	189,427	179,397	165,406	156,268
SBA construction	29,298	23,979	21,636	17,781
Total SBA loans	294,200	279,488	263,382	249,190
Direct lease financing	407,907	384,930	394,770	386,403
SBLOC / IBLOC*	837,672	791,986	785,303	795,823
Other specialty lending	3,432	34,425	31,836	48,253
Other consumer loans	7,898	9,301	16,302	13,174
	1,551,109	1,500,130	1,491,593	1,492,843
Unamortized loan fees and costs	10,342	10,265	10,383	10,985
Total loans, net of deferred fees and costs	$1,561,451	$1,510,395	$1,501,976	$1,503,828

* Securities Backed Lines of Credit (SBLOC), are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC), are collateralized by the cash surrender value of insurance policies.

Small business lending portfolio:	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
	(in thousands)

SBA loans, including deferred fees and costs	301,502	286,814	270,860	257,412
SBA loans included in held-for-sale	215,064	206,901	199,977	182,072
Total SBA loans	$516,566	$493,715	$470,837	$439,484

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of June 30, 2019
The Bancorp, Inc.	10.04%	20.57%	21.03%	20.57%
The Bancorp Bank	9.76%	20.16%	20.62%	20.16%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2018
The Bancorp, Inc.	10.11%	20.64%	21.07%	20.64%
The Bancorp Bank	9.70%	20.18%	20.61%	20.18%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Selected operating ratios:
Return on average assets (1)	1.00%	0.57%	1.32%	0.94%
Return on average equity (1)	10.20%	7.44%	13.65%	12.46%
Net interest margin	3.41%	3.11%	3.43%	3.11%

(1) Annualized

Book value per share table:	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
Book value per share	$ 8.07	$ 7.70	$ 7.22	$ 5.91

Loan quality table:	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
Nonperforming loans to total loans	0.57%	0.55%	0.36%	0.42%
Nonperforming assets to total assets	0.19%	0.18%	0.12%	0.16%
Allowance for loan and lease losses to total loans	0.64%	0.66%	0.58%	0.53%

Nonaccrual loans	$ 6,456	$ 5,863	$ 4,516	$ 4,915
Loans 90 days past due still accruing interest	2,373	2,483	954	1,459
Other real estate owned	-	-	-	405
Total nonperforming assets	$ 8,829	$ 8,346	$ 5,470	$ 6,779

	Three months ended
	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018
	(in thousands)
Gross dollar volume (GDV) (3):
Prepaid card GDV	$ 16,611,551	$ 16,937,325	$ 13,526,647	$ 12,799,531

(3) Gross dollar volume represents the total dollar amount spent on prepaid cards issued by The Bancorp Bank.

Business line quarterly summary:
Quarter ended June 30, 2019
(dollars in millions)

		Balances			Non-interest income
			% Growth			% Growth
Major business lines	Average approximate rates	Balances*	Year over year	Linked quarter annualized	Current quarter	Year over year
Loans
Institutional banking **	4.4%	$838	5%	23%	na	na
SBA	5.7%	517	18%	19%	na	na
Leasing	6.4%	408	6%	24%	$1.0	nm
Commercial real estate securitization	5.9%	719	nm	nm	nm	nm
Weighted average yield	5.5%	$2,482

Deposits
Payment solutions (primarily prepaid)	1.2%	$2,511	17%	nm	$15.8	13%
Card payment and ACH processing	0.9%	885	-2%	nm	2.5	18%

* Loan categories based on period end balance and Payment Solutions based on average quarterly balances.
** Comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities and Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies.

Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2018	(46)	(46)
2019 Marks	-
Payments received	(89)
June 30, 2019 Bancorp book value**	$58

Total marks		$(104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the Bank's investment in a securitization of certain loans from the banks discontinued loan portfolio.
** Approximately 44% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of June 30, 2019.

Walnut Street portfolio composition as of June 30, 2019

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	52.2%
Office	13.2%
Other	5.9%
Construction and land	18.4%
Commercial non real estate and industrial	0.5%
First mortgage residential owner occupied	6.1%
First mortgage residential non-owner occupied	2.8%
Other	0.9%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of June 30, 2019

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$99
Florida mall held in discontinued other real estate owned	42	$(27)
Previous mark charges	14	(14)
Mark at June 30, 2019		(7)
Total	$155	$(48)	31%

Analysis of discontinued loan relationships as of June 30, 2019

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
	(in millions)

6 loan relationships > $6 million	$49	$14	$63	$(3)	$(2)	$(5)
Loan relationships < $6 million	27	2	29	(2)	-	(2)
	$76	$16	$92	$(5)	$(2)	$(7)

Quarterly activity for discontinued commercial loan principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal March 31, 2019 before mark	$115
Quarterly paydowns	(16)
Commercial loan discontinued principal June 30, 2019 before marks	$99
Marks June 30, 2019	(7)
Net commercial loan exposure June 30, 2019	$92
Residential mortgages	50
Net loans	$142
Florida Mall in other real estate owned	15
17 Properties in other real estate owned	12
Total discontinued assets at June 30, 2019	$169

Discontinued commercial loan composition June 30, 2019

Collateral type	Unpaid principal balance	Mark June 30, 2019	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$4	(0.6)	13%
Office	3	-	-
Other	37	(3.0)	8%
Construction and land	12	(0.1)	0%
Commercial non-real estate and industrial	10	(0.2)	2%
1 to 4 family construction	11	(2.6)	24%
First mortgage residential non-owner occupied	12	(0.5)	4%
Commercial real estate owner occupied:
Retail	8	-	-
Office	-	-	-
Other	-	-	-
Residential junior mortgage	1	-	-
Other	1	-	-
Total	$99
Less: mark	(7)
Net commercial loan exposure June 30, 2019	$92	$(7.0)	7%